CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Hamlin High Dividend Equity Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 210 to File No. 033-42484; Amendment No. 211 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated February 27, 2013, included in the 2012 Annual Report to shareholders.


                                                        /s/ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
April 30, 2013